                                                                   EXHIBIT 99

          WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                              DECEMBER 31, 1997


      SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE
                      PARTNERSHIP AGREEMENT (UNAUDITED)

    1. Statement of Cash Available for Distribution for the three months ended December 31, 1997:


                                                         Year Ended          Three Months Ended
                                                      December 31, 1997      December 31, 1997
                                                     -------------------    ---------------------

Net (loss)                                           $  (322,000)           $   (780,000)
Add:    Amortization                                       7,000                   2,000
        Write-down of investment in Local
          Limited Partnership                            762,000                 762,000
        Cash from reserves                               180,000                  37,000
Less:   Equity in net loss of Local Limited
        Partnership                                      (55,000)                (21,000)
        Repayment of loan payable affiliate             (377,000)                      -
        Repayment of interest payable to affiliate      (195,000)                      -
                                                     -------------------    ---------------------

Cash Available for Distribution                      $         -            $          -
                                                     ===================    =====================

               2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1997:


                     Entity                         Receiving Form of
                  Compensation                        Compensation                       Amount
                  ------------                      -----------------                --------------

       First Winthrop Corporation                   Interest on Loans                $        7,000